Exhibit 7.5

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the Series A 8.00% Redeemable Convertible Exchangeable Participating Preferred Stock (the “Series A Preferred Stock”) of Whole Foods Market, Inc., a Texas corporation (the “Issuer”), and the shares of common stock of the Issuer into which such shares of Series A Preferred Stock are convertible into and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of this 3d day of December, 2008

Green Equity Investors V, L.P.
By: GEI Capital V, LLC, its General Partner

By:	/S/ JONATHAN D. SOKOLOFF
Name:	Jonathan D. Sokoloff
Title:	Manager

Green Equity Investors Side V, L.P.
By: GEI Capital V, LLC, its General Partner

By:	/S/ JONATHAN D. SOKOLOFF
Name:	Jonathan D. Sokoloff
Title:	Manager

Thyme Coinvest, LLC
By: Leonard Green & Partners, L.P., its Manager
By: LGP Management, Inc., its General Partner

By:	/s/ Jonathan D. Sokoloff
Name:	Jonathan D. Sokoloff
Title:	Executive Vice President and Managing Partner

GEI Capital V, LLC

By:	/S/ JONATHAN D. SOKOLOFF
Name:	Jonathan D. Sokoloff
Title:	Manager

Green V Holdings, LLC

By:	/S/ JONATHAN D. SOKOLOFF
Name:	Jonathan D. Sokoloff
Title:	Manager

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/S/ JONATHAN D. SOKOLOFF
Name:	Jonathan D. Sokoloff
Title:	Executive Vice President and Managing Partner

LGP Management, Inc.

By:	/S/ JONATHAN D. SOKOLOFF
Name:	Jonathan D. Sokoloff
Title:	Executive Vice President and Managing Partner

/S/ JONATHAN D. SOKOLOFF
Jonathan D. Sokoloff

/S/ JONATHAN A. SEIFFER
Jonathan A. Seiffer